As filed with the Securities and Exchange
Commission on March 21, 1997                       REGISTRATION NO.
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                              CARVER BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                 13-3904174
      (STATE OR OTHER JURISDICTION OF                  (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NO.)

                              75 WEST 125TH STREET
                          NEW YORK, NEW YORK 10027-4512
                                 (212) 876-4747
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)
                                 ---------------

                CARVER BANCORP, INC. MANAGEMENT RECOGNITION PLAN
                            (FULL TITLE OF THE PLAN)
                                 ---------------

                               Thomas L.Clark, Jr.
                      President and Chief Executive Officer
                              Carver Bancorp, Inc.
                              75 West 125th Street
                          New York, New York 10027-4512
                                 (212) 876-4747

                                    Copy to:

                              Lisa M. Miller, Esq.
                             Thacher Proffitt & Wood
                       Two World Trade Center - 39th Floor
                            New York, New York 10048
                                 (212) 912-7400
             (NAME AND ADDRESS, INCLUDING ZIP CODE, TELEPHONE NUMBER
                      AND AREA CODE, OF AGENT FOR SERVICE)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
Title of Securities to be Registered     Amount to be    Proposed Maximum Offering        Proposed Maximum             Amount of
                                         Registered(1)      Price Per Share (2)      Aggregate Offering Price (2)   Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
    Common Stock, $0.01 par value        69,431 shares              $10.375                      $719,036.05               $217.89
====================================================================================================================================

(1) Based on the number of shares of common stock of Carver Bancorp, Inc. ("Carver") currently reserved for issuance under the Carver Bancorp Inc. Management Recognition Plan ("Plan"). In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of Carver that, by reason of certain events specified in the Plan, may become issuable under the Plan.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which 67,099 shares of restricted stock are deemed to be offered at $10.375 per share, the average of the bid and ask prices of Carver common stock at the close of the day on September 12, 1995, the date of grant, as reported on the Nasdaq National Market, and 2,332 shares that may be granted as restricted stock in the future are deemed to be offered at $9.813 per share, the average of the bid and ask prices of Carver common stock at the close of the day on March 18, 1997 as reported on the Nasdaq National Market.

--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not required to be filed with the Commission.


         Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").


                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information heretofore filed with the Commission by Carver Bancorp, Inc. (the "Registrant"), File No. 0-21487, are incorporated by reference in this registration statement:

    (1) the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1996, September 30, 1996 and December 31, 1996;

    (2) the description of the Registrant's Common Stock ("Common Stock") contained in the Registrant's Registration Statement on Form S-4 filed on June 7, 1996, Registration No. 333-5559, and any amendments thereto; and

    (3) the Carver Bancorp, Inc. Proxy Statement-Prospectus dated June 27, 1996 for the Annual Meeting of Shareholders held on July 29, 1996.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the date of the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         The Registrant will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to Raymond L. Bruce, Esq., Vice President, Corporate Counsel and Secretary, Carver Bancorp, Inc., 75 West 125th Street, New York, New York 10027-4512. Telephone requests may be directed to (212) 876-4747.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's authority to indemnify its officers and directors is governed by the provisions of Section 145, as amended, of the Delaware General Corporation Law ("GCL") and by the Certificate of Incorporation of the Registrant.

         Article Tenth of the Certificate of Incorporation of the Registrant provides that any person who is made a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, will be indemnified and held harmless by the Registrant to the fullest extent authorized by the GCL. Such indemnification shall apply whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent. Such indemnification shall be against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered in connection with the proceeding. This right to indemnification includes, to the extent permitted by the GCL, the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final determination.

         If a claim for indemnification is not paid in full by the Registrant within sixty days after a written claim has been received by the Registrant, the indemnitee may at any time thereafter bring suit against the Registrant to recover the unpaid amount of the claim. If successful in whole or in part in any such suit (or in a suit brought by the Registrant to recover an advancement of expenses), the indemnitee shall be entitled to be paid also the expenses of prosecuting (or defending) such suit. In any such suit, it shall be a defense to the Registrant that the indemnitee has not met any applicable standard for indemnification set forth in the GCL. The burden of proof in any such suit shall be on the Registrant to prove that the indemnitee is not entitled to be indemnified.

         The right of indemnification conferred in Article Tenth of the Certificate of Incorporation shall not be exclusive of any right which any person may have or hereafter acquire under any statute, the Registrant's Bylaws, agreement, vote of stockholders, disinterested directors, or otherwise. The Registrant maintains directors' and officers' liability insurance coverage for all directors and officers of the Registrant and its subsidiaries through First Monetary Mutual Limited for a one-year policy term ending January 2, 1998.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         4.1   Carver Bancorp, Inc. Management Recognition Plan
         4.2 Forms of Plan Share Agreements for Employees and Directors under the Plan
         4.3 Certificate of Incorporation of Carver Bancorp, Inc., incorporated by reference to the Registrant's Registration Statement on Form S-4 filed on June 7, 1996, Registration No. 333-5559, and any amendments thereto.
         4.4 By-Laws of Carver Bancorp, Inc., incorporated by reference to the Registrant's Registration Statement on Form S-4 filed on June 7, 1996, Registration No. 333-5559, and any amendments thereto.
         5. Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.
         23.1 Consent of Thacher Proffitt & Wood (included in Exhibit 5 hereof).
         23.2  Consent of Mitchell & Titus, LLP.
         23.3  Consent of Radics & Co., LLC

ITEM 9.  UNDERTAKINGS.

     A.  RULE 415 OFFERING.  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     C. INCORPORATED ANNUAL AND QUARTERLY REPORTS. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     D. FILING OF REGISTRATION ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 18th day of February, 1997.

                                   Carver Bancorp, Inc.
                                   (Registrant)


                                   By:/s/ Thomas L. Clark, Jr.
                                      ------------------------------------------
                                      Thomas L. Clark, Jr.
                                      President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               SIGNATURE                           TITLE                             DATE
               ---------                           -----                             ----

/s/ Thomas L. Clark, Jr.            President and Chief Executive Officer      February 18, 1997
----------------------------------  (Principal Executive Officer) and
Thomas L. Clark, Jr.                Director


/s/ Biswarup Mukherjee              (Principal Financial and Accounting        March 18, 1997
----------------------------------  Officer
Biswarup Mukherjee

/s/ David R. Jones                  Director and Chairman of the Board         February 18, 1997
----------------------------------
David R. Jones


                                    Director and Vice Chairman of the Board                  , 1997
----------------------------------                                             --------------
M. Moran Weston, Ph.D.


/s/ David N. Dinkins                Director                                   February 18, 1997
----------------------------------
David N. Dinkins


/s/ Linda H. Dunham                 Director                                   February 18, 1997
----------------------------------
Linda H. Dunham


/s/ Richard T. Greene               Director                                   February 18, 1997
----------------------------------
Richard T. Greene


/s/ Herman Johnson                  Director                                   February 18, 1997
----------------------------------
Herman Johnson, CPA



                                  EXHIBIT INDEX

EXHIBIT
NUMBER                          DESCRIPTION
------                          -----------


  4.1  Carver Bancorp, Inc. Management Recognition Plan
  4.2 Forms of Plan Share Agreements for Employees and Directors under the Plan
  4.3 Certificate of Incorporation of Carver Bancorp, Inc., incorporated by reference to the Registrant's Registration Statement on Form S-4, filed on June 7, 1996, Registration No. 333-5559, and any amendments thereto
  4.4 By-Laws of Carver Bancorp, Inc., incorporated by reference to the Registrant's Registration Statement on Form S-4, filed June 7, 1996, Registration No. 333-5559, and any amendments thereto
  5. Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered
 23.1  Consent of Thacher Proffitt & Wood (included in Exhibit 5 hereof)
 23.2  Consent of Mitchell & Titus, LLP
 23.3  Consent of Radics & Co., LLC